[LETTERHEAD OF WILLIAMS & WEBSTER, P.S.]

--------------------------------------------------------------------------------

Board of Directors
Vivid Learning Systems, Inc.
Richland, Washington


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated November 3, 2003 on the financial statements of Vivid Learning Systems, Inc. as of September 30, 2003 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

August 10, 2004